Corporate Resource Services, Inc Explores International Expansion Plans in The United Kingdom

NEW YORK, N.Y. -- (Business Wire) – July 29, 2013-- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm, today announced that its exploring an international expansion plans into the United Kingdom.

“We have recently returned from a series of meetings with UK based staffing companies and were looking for the right partners in the UK to expand our footprint in the global staffing marketplace, said Mark S. Levine,  Chief Operating Officer of Corporate Resource Services, Inc.” “After meeting with these potential acquisition prospects, we are happy to say we have identified a few potential partners that offer us a platform to expand CRS throughout the United Kingdom and the remainder of Europe.”

“Our meetings proved to be valuable and we are excited to take this initiative to the next step, said John P. Messina, Chief Executive Officer of Corporate Resource Services, Inc.” These companies are excited that we have heavy interest in their business models and staffing software technologies.” “In order for CRS to become a recognized global staffing provider, we need to expand internationally.” “England offers us an opportunity to build our business with higher profit margins and enter the global marketplace with a similar customer base to our current clients, which we already service in the US.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 237 staffing and on-site facilities in 38 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380